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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM T-1

           STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                     TRUSTEE PURSUANT TO SECTION 305(b)(2)

                                   ----------

                       U.S. TRUST COMPANY OF TEXAS, N.A.
              (Exact name of trustee as specified in its charter)


                                                           75-2353745
   (State of incorporation                              (I.R.S. employer
   if not a national bank)                             identification no.)

2001 Ross Avenue, Suite 2700
       Dallas, Texas                                         75201
   (Address of trustee's                                   (Zip Code)
principal executive offices)

                               Compliance Officer
                       U.S. Trust Company of Texas, N.A.
                          2001 Ross Avenue, Suite 2700
                                Dallas, TX 75201
                                 (214) 754-1200
           (Name, address and telephone number of agent for service)

                                   ----------

                       Affiliated Computer Services, Inc.

             (Exact name of guarantor as specified in its charter)

           Delaware                                         51-0310342
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization                           identification no.)

  2828 North Haskell Avenue                                   75204
        Dallas, Texas                                       (Zip Code)
   (Address of principal
     executive offices)

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                                   ----------

           3.50% Convertible Subordinated Notes, Due February 15, 2006
                       (Title of the indenture securities)

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                                    GENERAL

1.      General Information

        Furnish the following information as to the Trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

                Federal Reserve Bank of Dallas (11th District), Dallas, Texas (Board of Governors of the Federal Reserve System)
                Federal Deposit Insurance Corporation, Dallas, Texas
                The Office of the Comptroller of the Currency, Dallas, Texas

        (b) Whether it is authorized to exercise corporate trust powers.

            The Trustee is authorized to exercise corporate trust powers.

2.      Affiliations with Obligor and Underwriters

        If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

        None.

3.      Voting Securities of the Trustee

        Furnish the following information as to each class of voting securities of the Trustee:

                              As of March 28, 2001

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
                     Col A.                          Col B.
--------------------------------------------------------------------------------
                Title of Class                 Amount Outstanding
--------------------------------------------------------------------------------
Capital Stock - par value $100 per share           5000 shares

4.      Trusteeships Under Other Indentures

        Affiliated Computer Services, Inc. $200,000,000 of 4% Convertible Subordinated Notes due March 15, 2005

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters

        Not applicable.

6.      Voting Securities of the Trustee Owned by the Obligor or its Officials

        Not applicable.

7.      Voting Securities of the Trustee Owned by Underwriters or their
        Officials

        Not applicable.

8.      Securities of the Obligor Owned or Held by the Trustee

        Not applicable.

9.      Securities of Underwriters Owned or Held by the Trustee

        Not applicable.


10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor

        Not applicable.

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor

        Not applicable.


12.     Indebtedness of the Obligor to the Trustee

        Not applicable.


13.     Defaults by the Obligor

        Not applicable.


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14.     Affiliations with the Underwriters

        Not applicable.


15.     Foreign Trustee

        Not applicable.


16.     List of Exhibits

        T-1.1 -- A copy of the Articles of Association of U.S. Trust Company of
                 Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22-21897.

        T-1.2 -- A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

        T-1.3 -- A copy of the authorization of the Trustee to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.
        T-1.4 -- A copy of the By-laws of the U.S. Trust Company of Texas, N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No., 22-21897.

        T-1.5 -- The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

        T-1.6 -- A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

As of March 28, 2001 the Trustee had 35 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp.

The Term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S. Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

In as much as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11 may, however, by considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.

                                   ----------
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                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S. Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 28th of March, 2001.


                                                U.S. Trust Company of
                                                Texas, N.A., Trustee

                                            By: /s/ John C. Stohlmann
                                                --------------------------
                                                John C. Stohlmann
                                                Vice President

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                                                                   EXHIBIT T-1.5

                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of Altiva Financial Corporation, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be such authorities to the Securities and Exchange Commission upon request therefore.

                                                U.S. Trust Company of
                                                Texas, N.A., Trustee

                                            By: /s/ John C. Stohlmann
                                                --------------------------
                                                John C. Stohlmann
                                                Vice President

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                                FEDERAL DEPOSIT INSURANCE CORPORATION
                                OMB NUMBER: 3064-005
                                OFFICE OF THE COMPTROLLER OF THE CURRENCY
                                EXPIRES MARCH 31, 2002

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL
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                                                         PLEASE REFER TO PAGE I,
                                                         TABLE OF CONTENTS, FOR
                                                         THE REQUIRED DISCLOSURE
                                                         OF ESTIMATED BURDEN.
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CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF
$100 MILLION OR MORE BUT LESS THAN $300 MILLION - FFIEC 033

REPORT AT THE CLOSE OF BUSINESS DECEMBER 31, 2000                     20001231
                                                                     -----------
                                                                     (RCRI 9999)

This report is required by law: 12 U.S.C. Section 324 (State       This report form is to be filed by banks with domestic offices
member banks); 12 U.S.C. Section 1817 (State nonmember banks);     only. Banks with foreign offices (as defined in the instructions)
and 12 U.S.C. Section 161 (National banks).                        must file FFIEC 031.

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NOTE: The Reports of Condition and Income must be signed           The Reports of Condition and Income are to be prepared in
by an authorized officer and the Report of Condition must be       Accordance with Federal regulatory authority instructions.
attested to by not less than two directors (trustees) for
State nonmember banks and three directors for State member
and national Banks.

I, Alfred B. Childs, Managing Director                             We, the undersigned directors (trustees), attest to the
------------------------------------------------------------       correctness of the Report of Condition (including the supporting
Name and Title of Officer Authorized to Sign Report                schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is trust and
                                                                   correct.

Of the named bank do hereby declare that the Reports of
Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the
instructions issued y the appropriate Federal regulatory
authority and are true to the best of my knowledge.                /s/ William Goodwin
                                                                   -----------------------------------------------------------------
                                                                   Director (Trustee)

/s/ Alfred B. Childs                                               /s/ Arthur White
------------------------------------------------------------       -----------------------------------------------------------------
Signature of Officer Authorized to Sign Report                     Director (Trustee)

1/16/01                                                            /s/ Peter Denker
------------------------------------------------------------       -----------------------------------------------------------------
Date of Signature                                                  Director (Trustee)


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SUBMISSION OF REPORTS

Each bank must prepare its Reports of Condition and Income                 (if other than EDS) must transmit the bank's computer
either:                                                                    data file to EDS.

(a)  in electronic form and then file the computer data file               For electronic filing assistance, contact EDS Call Report
     directly with the banking agencies' collection agent,                 Services, 2150 N. Prospect Ave., Milwaukee, WI 53202,
     Electronic Data Systems Corporation (EDS), by modem or on             telephone (800) 255-1571.
     computer diskette; or

(b)  in hard-copy (paper) form and arrange for another party to            To fulfill the signature and attestation requirement for
     convert the paper report to electronic form. That party               the Reports of Condition and Income for this report date,
                                                                           attach this signature page (or a photocopy or a
                                                                           computer-generated version of this page) to the hard-copy
                                                                           record of the completed report that the bank places in
                                                                           its files.

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FDIC Certificate Number:       33217                                       U.S. TRUST COMPANY OF TEXAS, N.A.
                            -----------                                    ---------------------------------------------------------
                            (RCRI 9050)                                    Legal Title of Bank (TEXT 9010)

                                                                           DALLAS
                                                                           ---------------------------------------------------------
                                                                           City (TEXT 9130)

                                                                           TX                                     75201
                                                                           ---------------------------------------------------------
                                                                           State Abbrev. (TEXT 9200)            Zip Code (TEXT 9220)


Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

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
U.S. TRUST COMPANY OF TEXAS, N.A.               Call Date: 12/31/2000                   State #:                          FFIEC 033
2001 ROSS AVENUE, SUITE 2700                    Vendor ID: D                             Cert #: 33217                       RC-1
DALLAS, TX  75201                               Transit #: 11101765

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                                                                                                                               9
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

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 2000

All Schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET
                                                                            C200

                                                                                          Dollar Amounts In Thousands
------------------------------------------------------------------------------------------------------------------------------------
ASSETS

  1.  Cash and balances due from depository institutions (from Schedule RC-A):                        RCON
                                                                                                      ----
      a.  Noninterest-bearing balances and currency and coin (1)..................................    0081      5,038       1.a
      b.  Interest-bearing balances (2)...........................................................    0071      1,338       1.b

  2.  Securities:

      a.  Held-to-maturity securities (from Schedule RC-B, Column A)..............................    1754          0       2.a
      b.  Available-for-sale securities (from Schedule RC-B, column D)............................    1773    125,222       2.b

  3.  Federal funds sold and securities purchased under agreements to resell......................    1350     26,000       3.

  4.  Loans and lease financing receivables:                                        RCON
                                                                                    ----
      a.  Loans and leases, net of unearned income (from Schedule RC-C).........    2122    35,430                          4.a
      b.  LESS:  Allowance for loan and lease losses............................    3123       260                          4.b
      c.  LESS:  Allocated transfer risk reserve................................    3128         0                          4.c
      d.  Loans and leases, net of unearned income, allowance, and reserve (item                      RCON
          4.a                                                                                         ----
          minus 4.b and 4.c)......................................................................    2125     35,170       4.d

  5.  Trading assets..............................................................................    3545          0       5.

  6.  Premises and fixed assets (including capitalized leases)....................................    2145        868       6.

  7.  Other real estate owned (from Schedule RC-M)................................................    2150          0       7.

  8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)....    2130          0       8.

  9.  Customers' liability to this bank on acceptances outstanding................................    2155          0       9.

 10.  Intangible assets (from Schedule RC-M)......................................................    2143      2,660      10.

 11.  Other assets (from Schedule RC-F)...........................................................    2160      9,174      11.

 12.  Total assets (sum of items 1 through 11)....................................................    2170    205,470      12.


 (1)  Includes cash items in process of collection and unposted debits.
 (2)  Includes time certificates of deposit not held for trading.

U.S. TRUST COMPANY OF TEXAS, N.A.               Call Date: 12/31/2000                   State #:                          FFIEC 033
2001 ROSS AVENUE, SUITE 2700                    Vendor ID: D                             Cert #: 33217                       RC-1
DALLAS, TX  75201                               Transit #: 11101765
                                                                                                                             ------
                                                                                                                               10
                                                                                                                             ------

SCHEDULE RC - CONTINUED

                                                                                          Dollar Amounts In Thousands
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
LIABILITIES

13.  Deposits:                                                                                        RCON
                                                                                                      ----
     a. In domestic offices (sum of totals of columns A and C From Schedule RC-E)   RCON              2200      172,607     13.a
                                                                                    ----
         (1) Noninterest-bearing (1).............................................   6631     24,321                         13.a.1
         (2) Interest-bearing....................................................   6636    148,286                         13.a.2

     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs

         (1) Noninterest-bearing.................................................
         (2) Interest-bearing....................................................                     RCON
                                                                                                      ----

14.  Federal funds purchased and securities sold under agreements to repurchase...................    2800            0     14

15.  a.  Demand notes issued to the U.S. Treasury.................................................    2840            0     15.a

     b.  Trading liabilities......................................................................    3548            0     15.b

16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):

     a.  With a remaining maturity of one year or less............................................    2332        1,000     16.a

     b.  With a remaining maturity of more than one year through three years......................    A547        1,000     16.b

     c.  With a remaining maturity of more than three years.......................................    A548            0     16.c

17.  Not applicable

18.  Bank's liability on acceptances executed and outstanding.....................................    2920            0     18

19.  Subordinated notes and debentures (2)........................................................    3200            0     19

20.  Other liabilities (from Schedule RC-G).......................................................    2930        9,019     20

21.  Total liabilities (sum of items 13 through 20)...............................................    2948      183,626     21

22.  Not applicable

EQUITY CAPITAL                                                                                        RCON
                                                                                                      ----
23.  Perpetual preferred stock and related surplus................................................    3838        2,000     23

24.  Common stock.................................................................................    3230          500     24

25.  Surplus (exclude all surplus related to preferred stock).....................................    3839       14,051     25

26.  a.  Undivided profits and capital reserves...................................................    3632        5,026     26.a

     b.  Net unrealized holding gains (losses) on available-for-sale securities...................    8434          267     26.b

     c.  ACCUMULATED NET GAINS (LOSSES ON CASH FLOW HEDGES).......................................    4336            0     26.c

27.  Cumulative foreign currency translation adjustments..........................................

28.  Total equity capital (sum of items 23 through 27)............................................    3210       21,844     28

29.  Total liabilities and equity capital (sum of items 21 and 28)................................    3300      205,470     29

MEMORANDUM

TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

1.   Indicate in the at the right, the number of the statement below that best
     describes the most comprehensive level of auditing work performed for the                               NUMBER
     bank by independent external auditors as of any date during                                             ------
     1998............................................................................                 6724     N/A     M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
     (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4  = Directors' examination of the bank performed by other external auditors
     (may be required by state chartering authority)

5  = Review of the bank's financial statements by external auditors

6  = Compilation of the bank's financial statements by external auditors

7  = Other audit procedures (excluding tax preparation work)

8  = No external audit work


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.